As filed with the Securities and Exchange Commission on January 4, 2008
Registration No. 333-40600

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
LUMENIS LTD.

(Exact Name of Registrant as Specified in Its Charter)

Israel	No applicable

(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or	Identification No.)
Organization)
P.O. Box 240
Yokneam 20692, Israel
972-4-9599-000

(Address, Including Zip Code, and Telephone Number, Including Area
Code,
of Registrant’s Principal Executive Offices)
1999 Share Option Plan

(Full Title of the Plan)
William Weisel, Esq.
Vice President, General Counsel
& Corporate Secretary
Lumenis Ltd.
P.O. Box 240
Yokneam 20692, Israel
972-4-9599-000

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)
Copies to:
Michael W. Hein, Esq.
Greenberg Traurig, LLP
2375 East Camelback Road, Suite 700
Phoenix, Arizona 85016
(602) 445-8000

DEREGISTRATION OF SECURITIES
     Lumenis Ltd., an Israeli corporation (the “Registrant”), previously filed a Registration Statement on Form S-8, Registration No. 333-40600 (the “Registration Statement”), registering shares of its common stock under the Company’s 1999 Share Option Plan. Pursuant to the Company’s undertaking in the Registration Statement, this post-effective amendment is being filed by the Company to deregister any and all of the shares of its common stock originally registered under the Registration Statement that have not been issued.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment no. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Yokneam, State of Israel, on this 4th day of January, 2008.

LUMENIS LTD.
By:	/s/ Dov Ofer
Dov Ofer, Chief Executive Officer